  Exhibit 99.1

VistaGen Therapeutics Receives Notices of Allowance in Australia and Japan for AV-101 Patents Covering Treatment of Depression

SOUTH SAN FRANCISCO, Calif., Nov. 12, 2018 – VistaGen Therapeutics (NASDAQ: VTGN), a clinical-stage biopharmaceutical company developing new generation medicines for central nervous system (CNS) diseases and disorders with high unmet need, today announced receiving Notices of Allowance from IP Australia and the Japan Patent Office (JPO) related to methods of treating depression with AV-101, VistaGen’s oral NMDA (N-methyl-D-aspartate) receptor glycine B antagonist in Phase 2 development for adjunctive treatment of major depressive disorder (MDD).

“These patents, when issued, will extend our commercial protection of AV-101 into Australia and Japan, two additional major pharmaceutical markets,” stated Shawn Singh, Chief Executive Officer of VistaGen. “As we continue to move forward with our clinical development of AV-101 for adjunctive treatment of MDD, having important AV-101 intellectual property outside of the U.S. and Europe is essential for potential strategic partnering opportunities in selected regional markets and to support our mission to bring new treatment alternatives for CNS conditions with unmet need to individuals around the world."

About VistaGen
VistaGen Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing new generation medicines for multiple CNS diseases and disorders with high unmet need. For more information, please visit www.vistagen.com and connect with VistaGen on Twitter, LinkedIn and Facebook.

About AV-101
AV-101 is an investigational, orally bioavailable, small molecule NMDA (N-methyl-D-aspartate) receptor glycine B antagonist with the potential to be a treatment for multiple CNS indications with high unmet need. AV-101 is currently in Phase 2 clinical development in the United States for adjunctive treatment of MDD. The FDA has granted Fast Track designation for development of AV-101 as both a potential adjunctive treatment of MDD and as a non-opioid treatment for neuropathic pain.

Forward-Looking Statements
This release contains various statements concerning VistaGen's future expectations, plans and prospects, including without limitation, our expectations regarding development and commercialization of our drug candidates, including AV-101 for adjunctive treatment of MDD and as a non-opioid treatment for neuropathic pain, as well as our intellectual property and commercial protection of AV-101, all of which constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, and may cause actual results to differ materially from those contemplated in these forward-looking statements. Among these risks is the possibility that (i) we may encounter unexpected adverse events in patients during our clinical development of any product candidate that cause us to discontinue further development, (ii) we may not be able to successfully demonstrate the safety and efficacy of our product candidates at each stage of clinical development, (iii) success in preclinical studies or in early-stage clinical trials may not be repeated or observed in ongoing or future studies, and ongoing or future preclinical and clinical results may not support further development of, or be sufficient to gain regulatory approval to market our drug candidates, (iv) decisions or actions of regulatory agencies may negatively affect the progress of, and our ability to proceed with, further clinical studies or to obtain marketing approval for our drug candidates, (v) we may not be able to obtain or maintain adequate intellectual property protection and other forms of marketing and data exclusivity for our product candidates, (vi) we may not have access to or be able to secure substantial additional capital to support our operations, including our ongoing clinical development activities; and (vii) we may encounter technical and other unexpected hurdles in the manufacturing and development of any of our product candidates. Certain other risks are more fully discussed in the section entitled "Risk Factors" in our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the Securities and Exchange Commission (SEC). Our SEC filings are available on the SEC's website at www.sec.gov. In addition, any forward-looking statements represent our views only as of the issuance of this release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Company Contact
Mark A. McPartland
VistaGen Therapeutics Inc.
Phone: +1 (650) 577-3600
Email: IR@vistagen.com

Investor Contact
Valter Pinto / Allison Soss
KCSA Strategic Communications
Phone: +1 (212) 896-1254/+1 (212) 896-1267
Email: VistaGen@KCSA.com

Media Contact
Caitlin Kasunich / Lisa Lipson
KCSA Strategic Communications
Phone: +1 (212) 896-1241/+1 (508) 843-6428
Email: VistaGen@KCSA.com

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